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For period ended 06-30-14
Registrant Name: American Beacon Funds
File Number: 811-4984


Item 77.O     Transactions effected pursuant to Rule 10f-3.

The following Rule 10f-3 transactions were effected by the Stephens Small Cap Growth:

Security:                  Materialise NV
Date of purchase:          06/25/2014
Date offering commenced:   06/25/2014
Purchase price:            USD 12.00
Commission rate:           USD  0.84
Syndicate Members:         Piper Jaffray, Credit Suisse,
                           BB&T Capital Markets, Stephens,
                           Janney Montgomery Scott, KBC
Securities acquired from:  Piper Jaffray
Affiliated underwriter:    Stephens Inc
Amount purchased:          300,000
Total offering:            8,000,000

Security:                  Zoe's Kitchen Inc
Date of purchase:          04/10/2014
Date offering commenced:   04/10/2014
Purchase price:            USD 15.00
Commission rate:           USD  1.05
Syndicate Members:         Jefferies, Piper Jaffray,
                           Baird, William Blair, Stifel,
                           Stephens
Securities acquired from:  Jeffries
Affiliated underwriter:    Stephens Inc
Amount purchased:          125,000
Total offering:            5,833,333